EXHIBIT 99.2

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
MPG Transco, Ltd.:

     We have audited the accompanying balance sheets of MPG Transco, Ltd. as of July 31, 1997 and 1998, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MPG Transco, Ltd. as of July 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                  /S/ KPMG LLP

Detroit, Michigan
December 11, 1998


                                MPG TRANSCO, LTD.

                                 BALANCE SHEETS


                                                                                 JULY 31,          OCTOBER 31,
                                ASSETS                                      1997          1998        1998
                                                                            -----         ----        ----
                                                                                                   (UNAUDITED)
Current assets:
     Cash and cash equivalents........................................       $ 88,927    1,074,291      347,593
     Trade accounts receivable, net of allowance for doubtful
        accounts of $100,000 in 1997 and 1998.........................      1,368,797    1,986,064    1,957,619
     Accounts receivable from employees...............................         12,016       52,853       42,073
     Income tax receivable (note 7)...................................        152,991           --           --
     Prepaid and other current assets (note 2)........................        344,503      158,569      111,853
     Deferred income taxes (note 7)...................................        101,824      208,225      171,418
                                                                          -----------    ---------   ----------
          Total current assets........................................      2,069,058    3,480,002    2,630,556
Property and equipment, net (notes 3 and 5)...........................     11,504,108    9,655,810   10,630,088
Cash surrender value of officer's life insurance......................        246,065      302,734      320,045
Other assets                                                                   28,200       27,700       27,700
                                                                          -----------    ---------   ----------
          Total assets................................................    $13,847,431   13,466,246   13,608,389
                                                                          ===========   ==========   ==========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Line of credit (note 5)..........................................    $ 1,125,000      999,580      986,224
     Current installments of notes payable (note 5)...................      3,170,821    1,799,544    2,004,499
     Accounts payable.................................................        759,029      879,062      818,074
     Due to related party (note 9)....................................         95,982      894,794       23,936
     Income taxes payable (note 7)....................................             --      625,665      739,706
     Other accrued liabilities (note 4)...............................        689,317      920,460      891,820
                                                                          -----------    ---------   ----------
          Total current liabilities...................................      5,840,149    6,119,105    5,464,259

Long-term liabilities:
     Notes payable, excluding current installments (note 5)...........      2,526,498      846,588    1,421,428
     Deferred income taxes (note 7)...................................      1,360,324    1,460,514    1,462,047
                                                                          -----------    ---------   ----------
          Total liabilities...........................................      9,726,971    8,426,207    8,347,734
                                                                          -----------    ---------   ----------
Stockholders' equity:
     Common stock, no par value. 10,000 shares authorized; 1,000
        shares issued and outstanding.................................          1,000        1,000        1,000
     Paid-in capital in excess of stated value........................      1,417,234    1,417,234    1,417,234
     Retained earnings................................................      2,702,226    3,621,805    3,842,421
                                                                          -----------    ---------   ----------
          Total stockholders' equity..................................      4,120,460    5,040,039    5,260,655
                                                                          -----------    ---------   ----------
          Total liabilities and stockholders' equity..................    $13,847,431   13,466,246   13,608,389
                                                                          ===========   ==========   ==========



                 See accompanying notes to financial statements.



                                MPG TRANSCO, LTD.

                            STATEMENTS OF OPERATIONS

                                                                                           THREE MONTHS ENDED
                                                     YEARS ENDED JULY 31,                     OCTOBER 31,
                                                     --------------------                     -----------
                                                    1997            1998                1997              1998
                                                    ----            ----                ----              ----
                                                                                              (UNAUDITED)
Net revenue                                      $20,469,778        23,471,030        5,813,482          5,816,476
Cost of revenue..............................     14,503,066        16,093,952        3,991,915          4,136,818
                                                 -----------        ----------        ---------          ---------
          Gross profit.......................      5,966,712         7,377,078        1,821,567          1,679,658
Selling, general and administrative expenses.      5,224,312         5,225,129        1,245,141          1,222,955
                                                 -----------        ----------        ---------          ---------
          Income from operations.............        742,400         2,151,949          576,426            456,703
Other income (expense):
     Interest expense........................       (472,981)         (487,295)        (157,336)           (76,608)
     Interest income.........................         19,736            17,453               69              2,457
     Other                                           (13,257)          (10,731)          (1,867)               679
     Loss on sale of assets..................       (250,767)         (132,343)        (127,490)           (10,234)
                                                 -----------        ----------        ---------          ---------
          Income before income taxes.........         25,131         1,539,033          289,802            372,997
Income tax expense (note 7)..................         39,683           619,454          122,578            152,381
                                                 -----------        ----------        ---------          ---------
          Net income (loss)..................      $ (14,552)          919,579          167,224            220,616
                                                 ===========        ==========        =========          =========









                 See accompanying notes to financial statements.



                                MPG TRANSCO, LTD.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                        PAID-IN
                                                                      CAPITAL IN                       TOTAL
                                                             COMMON    EXCESS OF      RETAINED     STOCKHOLDERS'
                                                             STOCK   STATED VALUE    EARNINGS         EQUITY
                                                             -----   ------------    --------         ------
Balance at July 31, 1996...................................  $ 1,000     1,417,234     2,716,778        4,135,012
Net loss--Year ended July 31, 1997.........................      --            --        (14,552)         (14,552)
                                                             -------     ---------     ---------        ---------
Balance at July 31, 1997...................................    1,000     1,417,234     2,702,226        4,120,460
Net income--Year ended July 31, 1998.......................      --            --        919,579          919,579
                                                             -------     ---------     ---------        ---------
Balance at July 31, 1998...................................    1,000     1,417,234     3,621,805        5,040,039
Net income--
     Three months ended October 31, 1998 (unaudited).......      --            --        220,616          220,616
                                                             -------     ---------     ---------        ---------
Balance at October 31, 1998 (unaudited)....................  $ 1,000     1,417,234     3,842,421        5,260,655
                                                             =======     =========     =========        =========









                 See accompanying notes to financial statements.



                                MPG TRANSCO, LTD.

                            STATEMENTS OF CASH FLOWS

                                                                                              THREE MONTHS ENDED
                                                                      YEARS ENDED JULY 31,       OCTOBER 31,
                                                                      --------------------       -----------
                                                                         1997         1998       1997       1998
                                                                         ----         ----       ----       ----
                                                                                                 (UNAUDITED)
Cash flows from operating activities:
    Net income (loss)...............................................   $ (14,552)    919,579     167,224     220,616
    Adjustments to reconcile net income (loss) to net cash provided by (used in)operating activities:
        Depreciation and amortization...............................   1,392,177   1,526,643     405,590     404,264
        Deferred income taxes.......................................     192,674      (6,211)         --      38,340
        Loss on sale of property and equipment......................     250,767     132,343     127,490      10,234
        (Increase) decrease in trade accounts
          receivable................................................    (111,392)   (617,267)   (461,594)     28,445
        (Increase) decrease in accounts receivable from employees...     (12,016)    (40,837)    (15,616)     10,780
        (Increase) decrease in income tax receivable................    (152,991)    152,991     152,991          --
        (Increase) decrease in prepaid and other
          assets....................................................    (139,705)    129,765    (356,312)     29,405
        Increase (decrease) in accounts payable.....................     178,135     120,033     719,500     (60,988)
        Increase in income taxes payable............................          --     625,665     122,578     114,041
        Increase (decrease) in other accrued
          liabilities...............................................     450,143     231,143     221,578     (28,640)
                                                                       ---------   ---------   ---------     -------
            Net cash provided by (used in) operating activities.....   2,033,240   3,173,847   1,083,429     766,497
                                                                       ---------   ---------   ---------     -------
Cash flows from investing activities:
    Purchases of property and equipment.............................  (4,517,395)   (227,568)    (40,214) (1,450,467)
    Proceeds from sale of equipment.................................     400,144     416,880     322,193      61,691
                                                                       ---------   ---------   ---------  ----------
            Net cash provided by (used in) investing activities.....  (4,117,251)    189,312     281,979  (1,388,776)
                                                                       ---------   ---------   ---------  ----------
Cash flows from financing activities:
    Net borrowings (repayment) on line of credit....................   1,125,000    (125,420)    277,835     (13,356)
    Proceeds from long-term debt....................................   1,051,227          --         --    1,367,170
    Principal payments on long-term debt............................    (973,590) (3,051,187) (1,087,873)   (587,375)
    Increase (decrease) in due to related party.....................     719,699     798,812     319,095    (870,858)
                                                                       ---------   ---------   ---------    --------
            Net cash provided by (used in) financing activities.....   1,922,336  (2,377,795)   (490,943)   (104,419)
                                                                       ---------   ---------   ---------     -------

Net change in cash and cash equivalents.............................    (161,675)    985,364     874,465    (726,698)
Cash and cash equivalents at beginning of period....................     250,602      88,927      88,927   1,074,291
                                                                       ---------   ---------   ---------   ---------
Cash and cash equivalents at end of period..........................    $ 88,927   1,074,291     963,392     347,593
                                                                        ========   =========     =======    ========
Supplemental  disclosure of cash flow  information:
Cash paid (received) during the period for:
        Interest....................................................   $ 472,981     487,296     157,336      76,608
                                                                       =========     =======     =======     =======
        Income taxes................................................   $      --    (152,991)         --         --
                                                                       =========     =======     =======     =======






                 See accompanying notes to financial statements.


                                MPG TRANSCO, LTD.
                          NOTES TO FINANCIAL STATEMENTS
                             JULY 31, 1997 AND 1998

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   (a) Description of Business

     MPG Transco, Ltd.'s (MPG) primary business is transporting vehicles for automotive manufacturers and transporting consumer merchandise for major retail manufacturers. MPG's automotive operations utilize three terminals in Toledo, Boston and Newark, while the consumer merchandise operation uses a terminal in Allen Park, Michigan. MPG operates approximately 140 vehicles.

   (b) Revenue Recognition

     MPG operates as one segment related to the transportation of vehicles and consumer merchandise for customers.

     MPG's revenue is derived from customers who require transportation of vehicles and consumer merchandise. Transport revenue is recognized upon the delivery of the vehicles and consumer merchandise to their final destination. Expenses related to the generation of revenue are recognized as incurred.

   (c) Cash and Cash Equivalents

     For purposes of the statement of cash flows, MPG considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

   (d)    Property and Equipment

     Property and equipment are stated at cost. Depreciation is determined for financial statement purposes using the straight-line method over the estimated useful lives of the individual assets or, for leasehold improvements, over the terms of the related leases if shorter. Accelerated methods of depreciation have been used for income tax purposes. For financial statement purposes, MPG provides for depreciation of property and equipment over the following estimated useful lives.

            Transportation equipment..............................   10 years
            Furniture and fixtures................................    5 years
            Office equipment......................................    5 years
            Automobiles...........................................    5 years
            Leasehold improvements................................  3-5 years

   (e) Fair Value of Financial Instruments

     Due to the short-term nature of various financial instruments and the current incremental borrowing rates available to MPG on bank loans with similar terms and maturities, the fair value of MPG's financial instruments approximates their carrying values.

   (f) Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                                MPG TRANSCO, LTD.

     (g) Use of Estimates
     Management of MPG has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

   (h) Interim Financial Statements
     The interim financial information included in these financial statements is unaudited but reflects all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.

(2) PREPAID AND OTHER CURRENT ASSETS

     Prepaid and other current assets consist of the following:

                                                                                              JULY 31,        OCTOBER 31,
                                                                                           1997       1998        1998
                                                                                          -----      -----       ----
                                                                                                              (UNAUDITED)
Prepaid insurance.....................................................................   $235,245      17,609     13,484
Prepaid vehicle registration..........................................................     77,552      82,185     47,442
Other.................................................................................     31,706      58,775     50,927
                                                                                           ------      ------     ------
                                                                                         $344,503     158,569    111,853
                                                                                         ========     =======    =======

(3) PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:


                                                                                         JULY 31,          OCTOBER 31,
                                                                                    1997          1998        1998
                                                                                    -----         ----        ----
                                                                                                           (UNAUDITED)
Transportation equipment.......................................................   $13,430,048   12,555,659   13,850,320
Office equipment and furniture.................................................       186,782      186,782      190,578
Computer equipment.............................................................       781,133      897,094      936,670
Automobiles....................................................................       320,454      235,317      214,543
Leasehold improvements.........................................................        82,005      104,805      104,805
                                                                                  -----------   ----------   ----------
Total..........................................................................    14,800,422   13,979,657   15,296,916
Less accumulated depreciation and amortization.................................     3,296,314    4,323,847    4,666,828
                                                                                  -----------   ----------   ----------
                                                                                  $11,504,108    9,655,810   10,630,088
                                                                                  ===========    =========   ==========


(4) OTHER ACCRUED LIABILITIES

     Other accrued liabilities consist of the following:


                                                                                         JULY 31,          OCTOBER 31,
                                                                                    1997          1998        1998
                                                                                    -----         ----        ----
                                                                                                           (UNAUDITED)
Accrued payroll................................................................     $ 554,247      237,000      386,000
Accrued bonus..................................................................            --      212,000      212,000
Accrued vacation...............................................................        50,000       55,000       55,000
Accrued lease termination......................................................            --      132,257       88,172
Accrued customer damage claims.................................................            --       90,146       49,000
Other..........................................................................        85,070      194,057      101,648
                                                                                    ---------      -------      -------
                                                                                    $ 689,317      920,460      891,820
                                                                                    =========      =======      =======


                                MPG TRANSCO, LTD.

(5) INDEBTEDNESS

     Long-term debt consists of the following:


                                                                                            JULY 31,        OCTOBER 31,
                                                                                         1997        1998      1998
                                                                                         ----        ----      ----
                                                                                                             (UNAUDITED)
Note  payable  to  Associates   Commercial   Corporation,   payable  in  monthly
   installments of $59,816, including interest at 7.75%, maturing January
   2000. Secured by transportation equipment........................................   $1,577,222    960,087    798,206
Note payable to Michigan National Bank, payable in monthly installments of $28,023, including interest at 7.65%, maturing January 2000. Secured
   by transportation equipment......................................................      762,993    475,346    399,665
Note payable to Financial Federal Credit, Inc., payable in monthly installments of $18,546, including interest at 9.25%, maturing July 2000.
   Secured by transportation equipment..............................................      565,945    404,325    357,885
Note payable to Concord Commercial Corporation, payable in monthly installments of $21,016, including interest at 8.20%, maturing October
   1998. Secured by transportation equipment........................................      298,649     62,196         --
Note payable to Associates Commercial Corporation, payable in monthly installments of $26,601, including interest at 8.00%, maturing October
   1998. Secured by transportation equipment........................................      402,434     78,751         --
Note payable to Navistar Financial Corporation, payable in monthly installments of $51,043, including interest at 8.00%, scheduled to mature
   August 1998. Secured by transportation equipment.................................      563,629     81,499     35,309
Note payable to Concord Commercial Corporation, payable in monthly installments of $24,728, including interest at 8.00%, maturing October
   1997. Secured by transportation equipment..................................             73,079         --         --
Note payable to NBD Equipment Finance, Inc., payable in monthly installments of $9,557, including interest at 8.57%, scheduled to mature
   April 1998. Secured by transporation equipment.............................             85,633         --         --
Note payable to Michigan National Bank, payable in monthly installments of $14, 945, including interest at 8.85%, maturing March 1998. Secured
   by transportion equipment..................................................            115,686         --         --
Note payable to Michigan National Bank, payable in monthly installments of $11,614, including interest at 8.85%, maturing August 1997. Secured
   by transportation equipment................................................            185,924         --         --
Note payable to General Electric Capital Corporation, payable in monthly installments of $30,471, including interest at 7.45%, maturing January
   2000. Secured by transportation equipment..................................            849,010    535,070    453,140


                                MPG TRANSCO, LTD.



                                                                                      JULY 31,         OCTOBER 31,
                                                                                   1997        1998       1998
                                                                                   ----        ----       ----
                                                                                                       (UNAUDITED)
Note payable  to  General  Electric  Capital  Corporation,  payable  in  monthly installments of $20,082 until October 2001 and $1,521  thereafter,  including interest at 6.6%, maturing July 2003. Secured by
   transportation equipment..................................................      $     --        --      682,265
Note payable to General Electric Capital Corporation, payable in monthly installments of $20,454 until September 2001 and $1,541 thereafter, including interest at 7.5%, maturing September 2003. Secured by
   transportation equipment..................................................            --         --     668,732
Various other notes payable secured by transportation equipment..............       104,686         --
Various other notes payable secured by automobile equipment..................       112,429     48,858      30,725
                                                                                  ---------  ---------   ---------
             Total long-term debt............................................     5,697,319  2,646,132   3,425,927
Less current installments....................................................     3,170,821  1,799,544   2,004,499
                                                                                  ---------  ---------   ---------
             Long-term debt, excluding current installments..................    $2,526,498    846,588   1,421,428
                                                                                 ==========  =========   =========


     Annual maturities of long-term as of July 31, 1998 are as follows:

                  1999...........................................     $1,799,544
                  2000...........................................        846,588
                                                                      ----------
                                                                      $2,646,132
                                                                      ==========


(6) LEASES

     MPG leases its operating facility and other equipment from third parties under noncancelable operating leases. Rent expense in 1997 and 1998 was $789,315 and $719,851, respectively.

     Future minimum operating lease payments as of July 31, 1998 are:

            1999.................................................    $ 598,199
            2000.................................................      625,334
            2001.................................................      584,010
            2002.................................................      297,131
            2003.................................................       63,369
                                                                    ----------
                    Total........................................   $2,168,043
                                                                    ==========

                                MPG TRANSCO, LTD.

(7) INCOME TAXES

     Income tax expense (benefit) for the years ended July 31, 1997 and 1998 consists of the following:

                                                                               1997        1998
                                                                               ----        ----
            Current:
                 Federal..................................................  $(152,991)    511,665
                 State....................................................         --     114,000
                                                                            ---------     -------
                                                                             (152,991)    625,665
            Deferred--federal.............................................    192,674      (6,211)
                                                                            ---------     -------
                                                                             $ 39,683     619,454
                                                                             ========     =======

     The following table reconciles the expected tax expense at the federal statutory tax rate to the effective tax rate.


                                                                             YEARS ENDED JULY 31,
                                                                             --------------------
                                                                              1997      1998
                                                                              ----      ----
            Computed expected tax.........................................    $ 8,545   523,271
            Non-deductible expenses.......................................     31,138    20,943
            State income taxes, net of federal tax benefit................        --     75,240
                                                                            ---------   -------
                                                                             $ 39,683   619,454
                                                                             ========   =======

     The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities as of July 31, 1997 and 1998 are presented below:

                                                                               1997        1998
                                                                               ----        ----
            Deferred tax assets:
                 Allowance for doubtful accounts..........................     $ 34,000      34,000
                  Accrued expenses not currently deductible...............       67,824     174,225
                                                                               --------      ------
                      Gross deferred tax assets...........................      101,824     208,225
                                                                               --------      ------
            Deferred tax liabilities--property and equipment, due to
               differences in depreciation lives and methods..............    1,360,324   1,460,514
                                                                               --------      ------
                      Net deferred tax liability..........................   $1,258,500   1,252,289
                                                                             ==========   =========

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies, as well as carryback opportunities, in making this assessment. Based upon the level of historical taxable income, projections for future taxable income and carryback opportunities over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that MPG will realize the benefits of these deductible differences. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

                                MPG TRANSCO, LTD.

(8) EMPLOYEE BENEFITS

     All employees of MPG are employed by Translesco, a related entity owned by the same shareholders of MPG, and leased by MPG.

     Translesco has a retirement savings plan pursuant to section 401(k) of the Internal Revenue Code that is available to all employees with at least 90 days of service to Translesco and who are at least 18 years of age. Eligible participants may contribute up to 20% of their compensation. MPG does not make contributions to the plan. The accompanying financial statements include all payroll and related costs associated with the employees serving MPG.

(9) RELATED PARTY TRANSACTIONS

     MPG and Translesco maintain a combined cash management system. As a result of this arrangement, approximately $96,000 and $895,000 were due to Translesco at July 31, 1997 and 1998, respectively. For the years ended July 31, 1997 and 1998, average balances due Translesco were less than $100,000 except for a borrowing in June, 1998, of $1,250,000 and repayments of approximately $355,000 in July, 1998.

(10) CONTINGENT LIABILITIES

     Various legal claims arise against MPG during the normal course of business. In the opinion of management, liabilities, if any, arising from proceedings would not have a material effect on the financial statements.

(11) SUBSEQUENT EVENTS

     The stockholders of the Company entered into a definitive agreement on November 12, 1998 to sell MPG Transco, Ltd. to United Road Services, Inc.

(12) CONCENTRATION OF BUSINESS RISKS

     Sales to the Company's three largest customers, General Motors, Volkswagen and Mercedes-Benz, amounted to 22%, 10% and 10%, respectively, of total revenues for the year ended July 31, 1997 and 43%, 14% and 8%, respectively, for the year ended July 31, 1998. The loss of one or all of these customers could significantly affect MPG's performance.